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Exhibit 1

9,000,000 Shares of Common Stock

ALLIANCE DATA SYSTEMS CORPORATION

UNDERWRITING AGREEMENT

April    , 2003

BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON LLC
J.P. MORGAN SECURITIES INC.
ADAMS, HARKNESS & HILL, INC.
CIBC WORLD MARKETS CORP.
LEHMAN BROTHERS INC.
as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o	Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179

Dear Sirs:

        Alliance Data Systems Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,000,000 shares (the "Company Firm Shares") of its common stock, par value $0.01 per share (the "Common Stock"), and Limited Commerce Corp., a Delaware corporation (the "Selling Stockholder"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 7,000,000 shares of Common Stock (the "Selling Stockholder Shares" and, collectively, with the Company Firm Shares, the "Firm Shares"). For the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, the Company also proposes to issue and sell to the Underwriters up to an additional 1,350,000 shares of Common Stock (the "Additional Shares"). The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement referred to below.

        1.    Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a)  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and has filed amendments thereto, on Form S-3 (No. 333-104314), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). The registration statement, as amended at the time it became effective, including the exhibits thereto and (i) the information incorporated by reference into the prospectus contained in the latest Registration Statement at the time of effectiveness and (ii) any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the rules and regulations of the Commission (the "Regulations") under the Act, is herein called the "Registration Statement." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. The Company, if required by the Regulations or by the Act, proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Act ("Rule 424(b)"). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares (the "Offering") which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Act is hereafter called a "preliminary prospectus." Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (A) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (B) any such document so filed.

          (b)  At the time of the effectiveness of the Registration Statement or any 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act is filed and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement, any 462(b) Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act, the Exchange Act and the Regulations and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus or any related preliminary prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of (i) any Underwriter through you as herein stated expressly for use in connection with the preparation thereof or (ii) the Selling Stockholder expressly for use therein. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

          (c)  Deloitte & Touche LLP, who have audited the annual financial statements and supporting schedules incorporated by reference in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

          (d)  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed or specifically contemplated therein, there has been no material adverse change or any development involving a prospective material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

          (e)  The Company has the requisite corporate power to enter into and perform its obligations under this Agreement. This Agreement and the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by you and the Selling Stockholder, constitutes the valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to any bankruptcy or other law affecting the enforcement of creditors rights generally and any general principles of equity.

          (f)    The execution and delivery of this Agreement by the Company and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound and which is material to the business of the Company and its subsidiaries, taken as a whole, or (ii) violate or conflict with any provision of the certificate of incorporation, bylaws or other organizational documents of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or businesses. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or businesses is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except (A) the registration under the Act of the Shares, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (C) those which have been duly obtained at or prior to the Closing Date.

          (g)  None of the Company or its subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, and is not in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound except as would not reasonably be expected to result in a Material Adverse Effect; and there does not exist any state of facts which constitutes an event of default on the part of the Company or its subsidiaries nor, to the Company's knowledge, any other party as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default except as would not reasonably be expected to result in a Material Adverse Effect.

          (h)  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" and, after giving effect to the Offering and the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, will be as set forth in the column entitled "Pro Forma As Adjusted" under the caption "Capitalization", except for any immaterial changes resulting from the issuance of Common Stock pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof. All of the outstanding shares of Common Stock are duly authorized and validly issued, fully paid and nonassessable, were issued in compliance with federal and state securities laws and the Delaware General Corporation Law and were not issued and are not now in violation of or subject to any preemptive rights. The Shares have been duly authorized for issuance and sale to the Underwriters and, when issued (in the case of the Company Firm Shares and any Additional Shares), delivered and paid for in accordance with this Agreement, will be or are, as the case may be, validly issued, fully paid and nonassessable, and will not have been or have not been, as the case may be, issued in violation of or be subject to any preemptive rights. The Common Stock conforms, and when issued (in the case of the Company Firm Shares and any Additional Shares), delivered and paid for in accordance with this Agreement, the Firm Shares and the Additional Shares will conform, to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in or specifically contemplated by the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company to the Underwriters as contemplated herein.

          (i)    Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. Each of the Company and its subsidiaries has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not disclosed as required by the Act or the Regulations in the Registration Statement and the Prospectus; and, to the knowledge of the Company, the Company has not received any notice of a proceeding instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification which, either singly or in the aggregate, could have a Material Adverse Effect. Other than its ownership of all of the outstanding capital stock or other equity interests of each of the entities set forth on Schedule II hereto, the Company does not own or control, either directly or indirectly, any corporation, partnership, limited liability company, association or other entity. All of the issued shares of capital stock of each of the entities listed on Schedule II hereto have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equitable claims or other adverse claims, except for liens under the Company's (1) Credit Agreement (3-Year), dated as of April 10, 2003, by and among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Harris Trust and Savings Bank, as Administrative Agent, (2) Credit Agreement (364-Day), dated as of April 10, 2003, by and among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Harris Trust and Savings Bank, as Administrative Agent, and (3) Credit Agreement (Canadian), dated as of April 10, 2003, by and among Loyalty Management Group Canada Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto, and Harris Trust and Savings Bank, as Administrative Agent.

          (j)    Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might result in a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus. There are no statutes or regulations that are required to be described in the Registration Statement or Prospectus that are not described as required by the Act or the Regulations. There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement (or to the documents incorporated by reference therein) which have not been described or filed as required by the Act or the Regulations.

          (k)  The Company has not taken and will not take, directly or indirectly through any of its affiliates (within the meaning of Rule 144 under the Act) or otherwise, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

          (l)    The consolidated financial statements, including the notes thereto, and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, stockholders' equity and cash flows for the periods specified in conformity with accounting principles generally accepted in the United States ("GAAP"); said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Registration Statement, if any, present fairly in accordance with GAAP the information required to be stated therein. Except as incorporated by reference in the Registration Statement, no other financial statements or schedules are required by Form S-3 to be included in the Registration Statement.

          (m)  Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration

  Statement or otherwise in connection with the sale of the Shares contemplated hereby. All holders of any such rights to the registration of securities of the Company have duly and validly waived all such rights in writing prior to the date hereof.

          (n)  None of the Company or any of its subsidiaries is, and upon consummation of the transactions contemplated hereby and at all times up to and including the application of net proceeds as described in the Prospectus none of such entities will be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

          (o)  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (p)  Each of the Company and its subsidiaries has good and marketable title to all the properties and assets reflected as owned by them in the financial statements hereinabove described (or elsewhere in the Registration Statement or Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Registration Statement or the Prospectus) or (ii) those which would not, singly or in the aggregate, have a Material Adverse Effect. Each of the Company and its subsidiaries holds its leased properties under valid and binding leases, with such exceptions as would not have a Material Adverse Effect. Except as disclosed in the Prospectus, the Company and its subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted.

          (q)  Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as disclosed or specifically contemplated therein, (i) neither the Company nor any of its subsidiaries has entered into any material agreement or other transaction which is not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iv) neither the Company nor any of its subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; and (v) there has not been any change in the capital stock (other than upon the exercise of options or warrants described in the Registration Statement) or indebtedness material to the Company.

          (r)  Except as disclosed in the Prospectus, the Company has acquired on commercially reasonable terms sufficient trademarks, trade names, patent rights, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), licenses, approvals and governmental authorizations necessary to carry on its business as now conducted and as proposed to be conducted in the Prospectus, except where the failure to own or possess such rights, either singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (i) the Company has no knowledge of any infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others and (ii), to the Company's knowledge, there is no claim being made against the Company regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which would, in either case, whether singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor is the Company aware of any reasonable grounds for the same.

          (s)  Each of the Company and its subsidiaries has filed all federal, state and local income tax returns or extensions therefor which have been required to be filed and has paid or accrued all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith. The Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which would reasonably be expected to result in a Material Adverse Effect.

          (t)    The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Prospectus and the Registration Statement, in substantially the form as filed by the Company with the Commission, and the other materials permitted by the Act.

          (u)  The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed reasonable and customary for their respective businesses and all other risks customarily insured against, all of which insurance is in full force and effect. None of the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it and its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses.

          (v)  Neither the Company, any of its subsidiaries nor, to the Company's knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

          (w)  No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened; and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, vendors or original equipment manufacturers that would reasonably be expected to result in a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's or its subsidiaries' employees and, to the Company's knowledge, no such agreement is imminent.

          (x)  The Common Stock is registered pursuant to Section 12 of the Exchange Act and is listed on The New York Stock Exchange (the "NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The Company has applied with the NYSE to have the Company Firm Shares and the Additional Shares approved for listing on the NYSE, which approval has been granted by the NYSE, subject to official notice of issuance.

          (y)  Except as set forth in the Registration Statement and Prospectus, (i) the Company and its subsidiaries are in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to their respective business, (ii) neither the Company nor any of its subsidiaries has received notice from any governmental authority or third party of an asserted claim under Environmental Laws which, under Regulation S-K, is required to be disclosed in the Registration Statement and the Prospectus, (iii) the Company and its subsidiaries will not be required to make future material capital expenditures to comply with Environmental Laws, (iv) no property which is owned, leased or occupied by the Company or one of its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §9601, et seq.) ("CERCLA"), or otherwise designated as a contaminated site under applicable state or local law, (v) neither the Company nor any of its subsidiaries has disposed of any "hazardous substances" as defined by CERCLA on any property which is or was owned, leased or occupied by the Company or one of its subsidiaries, except in compliance with all applicable Environmental Laws; (vi) neither the Company nor any of its subsidiaries has disposed or arranged for disposal of any "hazardous substances" as defined by CERCLA on any third party property, except in compliance with all applicable Environmental Laws; and (vii) neither the Company nor any of its subsidiaries has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action.

          (z)  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them of the sort required to be disclosed in the Registration Statement and Prospectus, except as disclosed therein. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiaries, on the other hand, which is required to be described in the Prospectus which is not so described.

          (aa) Each of the Company and its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability.

          (bb) The deposit accounts and investment certificates of World Financial Network National Bank, a wholly owned subsidiary of the Company (the "Bank"), are duly and adequately insured by the Federal Deposit Insurance Corporation (the "FDIC") to the full extent of FDIC insurance limits. No charge, investigation or proceeding for the termination or revocation of the Bank's charter, good standing or FDIC insurance is pending or, to the best knowledge of the Company, threatened.

          (cc) Neither the Company nor the Bank is subject to any order of the Federal Reserve Board (the "Federal Reserve"), the FDIC, the Office of the Comptroller of the Currency (the "OCC") or any state or foreign banking departments with jurisdiction over the Bank or its operations, nor is the Company or the Bank subject to any agreement or consent related to compliance with banking laws and regulations with, or board resolution adopted at the instigation of, any such regulatory authorities. The Bank has conducted and is conducting its business so as to comply in all material respects with all applicable federal, foreign and state laws, rules, regulations, decisions, directives and orders of the Federal Reserve, the FDIC, the OCC and any state or foreign banking departments with jurisdiction over the Bank or its operations. No material charge, investigation or proceeding with respect to, or relating to, the Bank is pending or, to the best knowledge of the Company, threatened, by or before any regulatory, administrative or governmental agency, body or authority.

          (dd) The Bank is in compliance with all applicable capital requirements. The Bank is "well capitalized" as defined in FDIC regulations, with capital ratios as set forth in the Registration Statement and the Prospectus.

          (ee) Neither the Company nor any of its subsidiaries is a "bank holding company" within the meaning of the Bank Holding Company Act of 1956, as amended.

          (ff)  Except as would not reasonably be expected to have a Material Adverse Effect, whether singly or in the aggregate, the credit card accounts (the "Accounts") originated by the Bank, whether securitized by the Bank or retained as seller's interest for the Bank's own account, have been created, maintained by the Bank and serviced in compliance with applicable federal and state laws and regulations and the standard policies and procedures of the Bank relating to the administration of the Accounts including, but not limited to, the solicitation, credit approval, processing, servicing, collection and other administration and management of the Accounts, as such policies and procedures may have been modified from time to time.

          (gg) The interest rates, fees and charges in connection with the Accounts comply in all material respects with applicable federal and state laws and regulations and, except as would not reasonably be expected to have a Material Adverse Effect, whether singly or in the aggregate, with each agreement between the Bank and a cardholder containing the terms and conditions of the Account.

          (hh) All applications for Accounts have been conducted and evaluated and applicants notified in a manner which is in compliance, in all material respects, with all applicable provisions of the Equal Credit Opportunity Act and its implementing regulations, as amended. All disclosures made in connection with the Accounts are and have been in compliance, in all material respects, with the applicable provisions of the Consumer Credit Protection Act and its implementing regulations, as amended.

          (ii)  The conditions for the use of Form S-3 for this Offering, as set forth in the General Instructions thereto, have been satisfied.

          (jj)  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the applicable requirements of the Exchange Act and the Regulations, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (kk) The Company has not, except as would not violate the Sarbanes-Oxley Act of 2002, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

        2.    Representations and Warranties of the Selling Stockholder.    The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that:

          (a)  This Agreement has been duly and validly executed and delivered by or on behalf of the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, subject to any bankruptcy or other law affecting the enforcement of creditors rights generally and any general principles of equity.

          (b)  The Custody Agreement (the "Custody Agreement") signed by the Selling Stockholder and EquiServe Trust Company, N.A., as custodian (in such capacity, the "Custodian"), and the transactions contemplated thereby and by this Agreement have been duly and validly authorized by the Selling Stockholder, and the Custody Agreement has been duly and validly executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder.

          (c)  Certificates for all of the Selling Stockholder Shares, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with instructions to deliver such Selling Stockholder Shares to the Underwriters pursuant to this Agreement.

          (d)  The Selling Stockholder has, and on the Closing Date will have, valid title to, and is the lawful owner of, all of the Selling Stockholder Shares, free and clear of all pledges, liens, encumbrances, equities, claims, security interests or any other adverse claims, and has and will have the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement and the Custody Agreement, to sell, transfer and deliver all of the Selling Stockholder Shares pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

          (e)  Upon payment for the security entitlement in respect of the Shares to be sold by the Selling Stockholder to each of the several Underwriters as provided in this Agreement and the crediting of such Shares on the records of The Depository Trust Company ("DTC") to a security account or security accounts in the name of such Underwriters (assuming that such Underwriters do not have notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) to such Shares or any security entitlement in respect thereof), (A) under Section 8-501 of the UCC, such Underwriter will acquire a security entitlement in respect of such Shares and (B) no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such security entitlement may be asserted against such Underwriter.

          (f)    No consent, approval, authorization, order, registration, filing qualification, license or permit of or with any court or any public, governmental or regulatory agency or body or any third party is required for the execution, delivery and performance of this Agreement or the Custody Agreement by the Selling Stockholder, or the consummation by the Selling Stockholder of the transactions contemplated herein or therein, except such as have been obtained under the Act and such as may be required under the state securities laws, the blue sky laws of any jurisdiction or the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution of the Selling Stockholder Shares by the Underwriters.

          (g)  The execution, delivery and performance of this Agreement and the Custody Agreement by the Selling Stockholder and the consummation of any of the other transactions contemplated herein and therein by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will not (A) conflict with, result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to any law, statute, rule or regulation or the terms of any indenture or other agreement or instrument to which the Selling Stockholder is party or bound, or to which any of the property or assets of the Selling Stockholder is subject, or (B) result in any violation of the provisions of any charter or bylaws or other organizational documents of the Selling Stockholder, or any judgment, order, decree, statute, rule or regulation applicable to the Selling Stockholder of any court or any public, governmental or regulatory agency or body, administrative agency or arbitrator having jurisdiction over the Selling Stockholder.

          (h)  The Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Company Firm Shares and Additional Shares, if any, that are to be sold by the Company to the Underwriters pursuant to this Agreement; and the Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company.

          (i)    All information furnished by or on behalf of the Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the Closing Date, will be, true, correct and complete, and does not, and on the Closing Date, will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. The parties acknowledge that the only information furnished by or on behalf of the Selling Stockholder in writing expressly for use in the Registration Statement is the information as to its name, address and the amount of shares of the Company held by the Selling Stockholder prior to the offering and to be offered for the Selling Stockholder's account. The Selling Stockholder confirms as accurate the number of shares set forth opposite its name in the Prospectus under the caption "Selling Stockholder," both prior to and after giving effect to the sale of the Selling Stockholder Shares.

          (j)    The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Selling Stockholder Shares.

          (k)  The Selling Stockholder has not distributed and will not distribute, prior to the later of (x) the Additional Closing Date, if any, and (y) the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares by the Selling Stockholder other than a preliminary prospectus, the Prospectus or the Registration Statement.

          (l)    The Selling Stockholder is not prompted to sell the Selling Stockholder Shares by any material nonpublic information concerning the Company or any of its subsidiaries which is not set forth in the Registration Statement and the Prospectus.

        Any certificate signed by or on behalf of the Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Selling Stockholder to each Underwriter as to the matters covered thereby.

        3.    Purchase, Sale and Delivery of the Shares.

          (a)  On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholder agree to issue and sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder, at a purchase price per share of $            , the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b)  Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 48th Floor, New York, New York, or at such other place as shall be agreed upon by Bear, Stearns & Co. Inc. ("Bear Stearns") and the Company, at 10:00 A.M., New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by Bear Stearns and the Company (such time and date of payment and delivery being herein called the "Closing Date").

          (c)  Payment of the purchase price for the Firm Shares shall be made to, or as directed by, each of the Company and the Selling Stockholder by wire transfer in same day funds, as the case may be, upon delivery of certificates for the Firm Shares to Bear Stearns for the respective accounts of the several Underwriters. The Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Selling Stockholder Shares to the several Underwriters, or otherwise in connection with the performance of the Selling Stockholder's obligations hereunder and (ii) the Representatives are authorized to deduct for such payment any such amounts from the proceeds to the Selling Stockholder hereunder. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company and the Custodian will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date. If you so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

          (d)  In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters the option to purchase up to 1,350,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised from time to time and at any time, in whole or in part, on or before the 30th day following the date of the Prospectus, by written notice by Bear Stearns to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by Bear Stearns, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that, unless otherwise agreed to by Bear Stearns and the Company, the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date. If you so elect, delivery of any Additional Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

          The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to 9,000,000, subject, however, to such adjustments to eliminate any fractional shares as Bear Stearns in its sole discretion shall make.

          (e)  Payment of the purchase price for the Additional Shares shall be made by wire transfer to, or as directed by, the Company in same day funds, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters, at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 48th Floor, New York, New York, or such other location as may be mutually acceptable.

        4.    Offering.    Upon authorization of the release of the Firm Shares by Bear Stearns, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

        5.    Covenants of the Company; Covenants of the Selling Stockholder.

          (a)  The Company covenants and agrees with each Underwriter that:

            (i)    The Company will use its best efforts to cause any amendments to the Registration Statement to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

            The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto (including any post-effective amendments) become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434 of the Regulations) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

            (ii)  If at any time when a prospectus relating to the Shares is required to be delivered under the Act or the Exchange Act in connection with the sales of Shares any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

            (iii)  The Company will promptly deliver to you three signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the

    Prospectus, the Registration Statement and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. The Company will use its reasonable best efforts to cause to be delivered to the Underwriters, in New York City or such other locations in the United States as directed by the Underwriters, by 2:00 p.m. New York City time on the business day next succeeding the date of this Agreement, copies of the Prospectus in such quantities as you may reasonably request.

            (iv)  The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions (foreign and domestic) as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

            (v)  The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

            (vi)  During the period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Bear Stearns, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company, and the Company will obtain the written undertaking, in the form attached hereto as Schedule IV, of each of its executive officers and directors and such of its stockholders and other officers as have been heretofore designated by you and listed on Schedule III attached hereto. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof which is described in the Registration Statement or the Prospectus or (iii) the grant of options or share purchase rights by the Company pursuant to the option plans or other compensation plans described in the Registration Statement or Prospectus or the 2003 Long-Term Incentive Plan, provided, such options are not exercisable for 180 days after the date of the Prospectus, or if such options are exercisable within such period, such options are subject to lockup provisions substantially the same as those set forth in this Section 5(a)(vi). The Company further agrees that, with respect to any and all Common Stock that is pledged to the Company or is otherwise delivered to the Company for a similar purpose, if such Common Stock is subject to the lockup contemplated by this Section 5(a)(vi), such Common Stock when acquired by the Company due to the foreclosure by the Company or other similar action with respect to such Common Stock shall continue to be governed by, and the Company shall comply with, the lockup provision that applied to the pledgee or other person from whom the Company acquired such Common Stock.

            (vii) During a period of three years from the effective date of the Registration Statement, the Company will furnish or make available to you copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

            (viii)The Company will apply the proceeds from the sale of the Shares by it as set forth under "Use of Proceeds" in the Prospectus.

            (ix)  The Company will use its best efforts to cause the Shares to be listed on the NYSE.

            (x)  The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

            (xi)  The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Underwriters an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, reasonably satisfactory to Bear Stearns, that may be transmitted electronically by Bear Stearns and the other Underwriters to offerees and purchasers of the Shares for at least during the period when the Prospectus is required to be delivered under the Act or the Exchange Act (the "Prospectus Delivery Period"); (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, reasonably satisfactory to Bear Stearns, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the system as a whole and for on-line time). Such electronic Prospectus may consist of a Rule 434 preliminary prospectus, together with the applicable term sheet, provided that it otherwise satisfies the format and conditions described in the immediately preceding sentence.

          (b)  The Selling Stockholder covenants and agrees with each Underwriter:

            (i)    To deliver to the Representatives prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-9, which may be replaced by any other applicable form or statement specified by Treasury Department regulations in lieu thereof.

            (ii)  To notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, the Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (iii)  To cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time and to do and perform all things to be done and performed under this Agreement prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

            (iv)  To pay or to cause to be paid all transfer taxes, stamp duties and other similar taxes, if any, with respect to the Shares to be sold by such Selling Stockholder.

            (v)  During the period of 180 days from the date of the Prospectus, the Selling Stockholder will not, without the prior written consent of Bear Stearns, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Selling Stockholder. The foregoing sentence shall not apply to the Shares to be sold hereunder.

        6.    Payment of Expenses.

          (a)  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel, and the Selling Stockholder's counsel), the underwriting documents (including this Agreement, the Agreement Among Underwriters and the Master Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) listing of the Shares on the NYSE, (v) filing fees of the Commission and the NASD; (vi) the cost of printing certificates representing the Shares; (vii) the cost and charges of any transfer agent or registrar and the costs and expenses of the Custodian and other fees under the Custody Agreement and (viii) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares. The Company also will pay or cause to be paid all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that except as provided in this Section 6 and Sections 8, 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them.

          (b)  Notwithstanding the foregoing, the Selling Stockholder shall pay all applicable stock transfer or other taxes related to the offering and sale of the Selling Stockholder Shares.

        7.    Conditions of Underwriters' Obligations.    The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 7, "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Gibson, Dunn & Crutcher LLP ("Underwriters' Counsel") pursuant to this Section 7 of any misstatement or omission, to the performance by the Company and the Selling Stockholder of its obligations hereunder, and to the following additional conditions:

          (a)  The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a)(i) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b)  At the Closing Date you shall have received the opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

            (i)    The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, the jurisdiction of its incorporation. Each subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X (each, a "Significant Subsidiary") is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization. The Company and each of its Significant Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction listed opposite such Significant Subsidiary on Schedule II attached to this Agreement. The Company and each of its Significant Subsidiaries has the requisite corporate power to own, lease and license its respective properties and conduct its business as described in the Registration Statement and the Prospectus, and, with respect to the Company, to enter into this Agreement.

            (ii)  All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of preemptive rights granted under such subsidiary's charter documents or under applicable state corporate or other organizational laws of the jurisdiction of its incorporation or organization, and are owned of record directly or indirectly by the Company, and, to such counsel's knowledge, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other defect of title, except for those arising under the Company's (1) Credit Agreement (3-Year), dated as of April 10, 2003, by and among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Harris Trust and Savings Bank, as Administrative Agent, (2) Credit Agreement (364-Day), dated as of April 10, 2003, by and among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Harris Trust and Savings Bank, as Administrative Agent, and (3) Credit Agreement (Canadian), dated as of April 10, 2003, by and among Loyalty Management Group Canada Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto, and Harris Trust and Savings Bank, as Administrative Agent.

            (iii)  All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights granted under the Company's certificate of incorporation (the "Certificate of

    Incorporation") or under the Delaware General Corporation Law. The Company Firm Shares to be delivered on the Closing Date and any Additional Shares to be delivered on the Additional Closing Date have been duly authorized and, when issued and delivered by the Company in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights granted under the Certificate of Incorporation or under the Delaware General Corporation Law. The Common Stock, the Firm Shares and the Additional Shares conform in all material respects to the descriptions thereof incorporated by reference into the Registration Statement and the Prospectus.

            (iv)  This Agreement has been duly authorized, executed and delivered by the Company.

            (v)  To the knowledge of such counsel, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

            (vi)  The execution and delivery of this Agreement by the Company do not and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any material agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound, which are listed in a schedule attached to the opinion, or (B) violate or conflict with any provision of the Certificate of Incorporation or bylaws (the "Bylaws") of the Company or any of its Significant Subsidiaries, or, to such counsel's knowledge, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties or assets.

            (vii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties or assets is required for the due execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (1) such as may be required under any foreign securities laws or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion), (2) such as have been made or obtained under the Act and the Exchange Act, (3) the clearance of the offering by the NASD and (4) such consents, approvals, authorizations and orders as have been duly obtained on or prior to the date hereof and are in full force and effect.

            (viii)The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and related notes and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered), as of their respective effective or issue dates, appear on their face to be appropriately responsive in all material respects with the requirements of the Act and the

    Regulations. The documents filed by the Company under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and related notes and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered), at the time they were filed with the Commission, appear on their face to be appropriately responsive in all material respects with the Act and the Exchange Act, as applicable, and the applicable Rules and Regulations.

            (ix)  The Registration Statement was declared effective under the Act, the Prospectus was filed with the Commission pursuant to Rule 424(b) on or prior to the date hereto, in the manner and within the time period required thereby, and, to such counsel's knowledge, (a) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued under the Act by the Commission and (b) no proceedings for that purpose have been initiated or threatened by the Commission.

            (x)  To such counsel's knowledge, the Company (i) is not in violation or default of its Certificate of Incorporation or Bylaws and (ii) is not in breach of or default of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound and which are listed in a schedule attached to the opinion, except in the case of this clause (ii) as would not have a Material Adverse Effect.

            (xi)  To such counsel's knowledge, there are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Regulations which have not been described, filed or incorporated by reference as required by the Regulations; it being understood that such counsel need express no opinion as to the financial statements and related notes and schedules and other financial data included or incorporated by reference in the Registration Statement.

            (xii) The statements (i) included in or incorporated by reference in the Prospectus under the captions:

              (a)  Risk Factors—If our bank subsidiary fails to meet credit card bank criteria, we may become subject to regulation under the Bank Holding Company Act, which would force us to cease all of our non-banking business activities and thus cause a drastic reduction in our profits and revenue;

              (b)  Risk Factors—Delaware law and our charter documents could prevent a change of control that might be beneficial to you;

              (c)  Risk Factors—Legislation relating to consumer privacy may affect our ability to collect data that we use in providing our marketing services, which could negatively affect our ability to satisfy our clients' needs;

              (d)  Risk Factors—Current and proposed regulation and legislation relating to our credit services could limit our business activities, product offerings and fees charged,

              (e)  Business—Regulation;

              (f)    Executive Compensation—Employment, Severance and Indemnification Agreements (incorporated by reference in the Company's Annual Report on Form 10-K, filed with the Commission on March 12, 2003 (the "Annual Report"));

              (g)  Executive Compensation—Amended and Restated Stock Option and Restricted Stock Plan (incorporated by reference in the Annual Report);

              (h)  Executive Compensation—Alliance Data Systems 401(k) and Retirement Savings Plan (incorporated by reference in the Annual Report);

              (i)    Executive Compensation—Supplemental Executive Retirement Plan (incorporated by reference in the Annual Report);

              (j)    Executive Compensation—2003 Incentive Compensation Plan (incorporated by reference in the Annual Report);

              (k)  Executive Compensation—Employee Stock Purchase Plan (incorporated by reference in the Annual Report);

              (l)    Certain Relationships and Related Transactions—Transactions with Welsh, Carson, Anderson & Stowe;

              (m)  Certain Relationships and Related Transactions—Transactions with Limited Brands; and

              (n)  Certain Relationships and Related Transactions—Stockholders Agreement with Welsh Carson and Limited Brands, and

      (ii) in Item 15 of Part II of the Registration Statement, insofar as those statements are a description of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the information called for with respect to such legal matters, documents and proceedings.

            (xiii)Other than as described in the Prospectus, no stockholder of the Company or any other person has any preemptive right of first refusal or other similar right to subscribe for or purchase the Common Stock of the Company (i) arising by operation of the certificate of incorporation or bylaws of the Company or the general corporation law of the State of Delaware or (ii) arising from any contract or agreement filed as an exhibit to the Registration Statement or otherwise listed in a schedule attached to the opinion.

            (xiv) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters during which the contents of the Registration Statement and the Prospectus and related matters were discussed and, no information has come to the attention of such counsel that would cause such counsel to believe that (it being understood that such counsel need express no belief or opinion with respect to the financial statements and related notes and schedules and other financial data included or incorporated by reference therein) (i) any of the documents incorporated by reference in the Registration Statement and the Prospectus, when such documents were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading, and (ii) either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws, or, in the alternative, such other counsel may deliver such opinion or opinions directly to the Underwriters; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel.

          (c)  At the Closing Date you shall have received the opinion of Davis Polk & Wardwell, counsel for the Selling Stockholder, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

            (i)    The Selling Stockholder has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full power and corporate and all other necessary authority to own its properties and conduct its business.

            (ii)  The Selling Stockholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws) to enter into this Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement.

            (iii)  This Agreement has been duly and validly authorized, executed and delivered by the Selling Stockholder, and is a valid and binding agreement of the Selling Stockholder.

            (iv)  The Custody Agreement appointing EquiServe Trust Company, N.A. as the Custodian, with regard to the transactions contemplated hereby and thereby, has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and is the valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles of general applicability.

            (v)  Upon payment for the security entitlement in respect of the Shares to be sold by the Selling Stockholder to each of the several Underwriters as provided in this Agreement and the crediting of such Shares on the records of theDTC to a security account or security accounts in the name of such Underwriters (assuming that such Underwriters do not have notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Shares or any security entitlement in respect thereof), (A) under Section 8-501 of the UCC, such Underwriter will acquire a security entitlement in respect of such Shares and (B) no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such security entitlement may be asserted against such Underwriter.

            (vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder under this Agreement, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or any applicable law, rule or regulation of any foreign jurisdiction in connection with the purchase and distribution of such Shares by the Underwriters.

          (d)  At the Closing Date you shall have received the opinion of Sam Fried, the General Counsel of Limited Brands, Inc., the parent corporation of the Selling Stockholder, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

            (i)    The Selling Stockholder has valid title to, and is the lawful owner of, the Shares to be sold by the Selling Stockholder, free and clear of all pledges, liens, encumbrances, equities, claims, security interests or any other adverse claims.

            (ii)  The execution, delivery and performance of this Agreement and the Custody Agreement by the Selling Stockholder, compliance by the Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any material agreement, indenture or other instrument known to such counsel to which the Selling Stockholder is a party or by which the Selling Stockholder or property of the Selling Stockholder is bound, (B) contravene or conflict with or result in a breach or violation of the charter or bylaws or other organizational documents of the Selling Stockholder or (C) violate, contravene or conflict with any judgment, order, decree, statute, rule or regulation known to such counsel of any court or any public, governmental or regulatory agency or body, administrative agency or arbitrator having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder.

          (e)  All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (f)    At the Closing Date you shall have received a certificate of the Company executed on its behalf by its Chief Executive Officer and Chief Financial Officer, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 7 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the properties, operations, condition (financial or otherwise), or results of operations of the Company as presently conducted or as proposed to be conducted and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

          (g)  At the Closing Date you shall have received a certificate of the Selling Stockholder, executed on its behalf by its President or any Vice President, dated the Closing Date to the effect that (i) as of the date hereof and as of the Closing Date the representations and warranties of the Selling Stockholder set forth in Section 2 hereof are accurate and (ii) as of the Closing Date the obligations of the Selling Stockholder to be performed or complied with hereunder on or prior thereto have been duly performed or complied with.

          (h)  At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Deloitte & Touche LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to you and Underwriters' Counsel.

          (i)    Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (j)    You shall have received from each person who is a director or officer of the Company, and each stockholder as has been heretofore designated by you and listed on Schedule III hereto, a lock-up agreement, in the form set forth on Schedule IV hereto.

          (k)  At the Closing Date, the Shares shall have been approved for listing on the NYSE upon official notice of issuance.

          (l)    At the Closing Date, the NASD shall have confirmed that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (m)  On or prior to the Closing Date, you shall have received a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) from the Selling Stockholder.

        If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 7 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

        8.    Indemnification.

          (a)  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

          (b)  The Selling Stockholder shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in such case only with reference to information relating to the Selling Stockholder furnished by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or in any amendments or supplements thereto. The parties acknowledge that the only information furnished by or on behalf of the Selling Stockholder in writing expressly for use in the Registration Statement is the information as to its name, address and the amount of shares of the Company held by the Selling Stockholder prior to the offering and to be offered for the Selling Stockholder's account. This indemnity agreement will be in addition to any liability that the Selling Stockholder may otherwise have, including under this Agreement.

          (c)  Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or any of its subsidiaries within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company and the Selling Stockholder acknowledge that the statements set forth in the fourth paragraph (beginning with "The underwriters propose...") and eleventh paragraph (beginning with "In connection with the offering...") under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          (d)  Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 to the extent the indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of this indemnity agreement). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

        9.    Contribution.    In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholder and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Selling Stockholder, any contribution received by the Company and/or the Selling Stockholder from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company and/or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and one or more of the Underwriters from the Offering or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder bears to (y) the underwriting discounts and commissions received by the respective Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company, the Selling Stockholder and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Selling Stockholder, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule I hereto and not joint.

        10.    Default by an Underwriter.

          (a)  If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

          (b)  In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 10, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or the Selling Stockholder with respect thereto (except in each case as provided in Section 6(a), 8(a) and 9 hereof with respect to the Company and Section 6(b), 8(b) and 9 hereof with respect to the Selling Stockholder) or the Underwriters (except in the case as provided in Section 8(c) and 9 hereof), but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company and the Selling Stockholder for damages occasioned by its or their default hereunder. Upon termination of the Underwriters' obligations as provided in this Section 10(b), the Underwriters acknowledge that the Company shall have no obligation to reimburse them for, and the Underwriters shall be responsible for, their own costs and expenses, including out-of-pocket expenses and fees and expenses of its counsel.

          (c)  In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

        11.    Survival of Representations and Agreements.    All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Stockholder contained in this Agreement, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors (including any person who, with his or her consent, is named in the Registration Statement as about to become, and does become, a director of the Company), any controlling person thereof or by or on behalf of the Selling Stockholder, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Sections 1 and 2 and the agreements contained in Sections 6, 8, 9 and 12(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

        12.    Effective Date of Agreement; Termination.

          (a)  This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per

  Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 12 and of Sections 1, 2, 6, 8 and 9 hereof shall at all times be in full force and effect.

          (b)  You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, (A) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges or the Nasdaq National Market System shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or the Nasdaq National Market System by such entities or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority, if any material disruption in commercial banking or securities settlement or clearance services shall have occurred or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) (i) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (i) or (ii), in your judgment, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

          (c)  Any notice of termination pursuant to this Section 12 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

          (d)  If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 12(a) hereof or (ii) Section 10(b) or 12(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

        13.    Notices.    All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, NY 10179, Attention: Syndicate Department, with a copy to Gibson, Dunn & Crutcher LLP, Attention: William M. Rustum, 200 Park Avenue, 48th Floor, New York, New York 10166; if sent to the Company, shall be mailed, delivered, or telexed or faxed and confirmed in writing to the Company, 17655 Waterview Parkway, Dallas, TX 75252, Attention: Edward J. Heffernan, with a copy to Akin Gump Strauss Hauer & Feld LLP, Attention: Michael E. Dillard, P.C., 1700 Pacific Avenue, Suite 4100, Dallas, TX 75201; and if sent to the Selling Stockholder, shall be mailed, delivered, or telexed or faxed and confirmed in writing to the Selling Stockholder, Limited Commerce Corp., c/o Limited Brands, Inc., Three Limited Parkway, P.O. Box 1600 Columbus, Ohio 43216, Attention: Legal

Department, with a copy to Davis, Polk & Wardwell, Attention: Sarah Beshar, 450 Lexington Avenue, New York, New York 10017.

        14.    Parties.    This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Selling Stockholder and the controlling persons, directors, officers, employees and agents referred to in Sections 8 and 9, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

        15.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

        16.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

        17.    Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

        If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,
ALLIANCE DATA SYSTEMS CORPORATION
By:
Name: Title:
LIMITED COMMERCE CORP.
By:
Name: Title:
Accepted as of the date first above written
BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON LLC
J.P. MORGAN SECURITIES INC.
ADAMS, HARKNESS & HILL, INC.
CIBC WORLD MARKETS CORP.
LEHMAN BROTHERS INC.
By:
Name: Title:

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

SCHEDULE I

Name of Underwriter	Number of Firm Shares to be Purchased
Bear, Stearns & Co. Inc.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Adams, Harkness & Hill, Inc.
CIBC World Markets Corp.
Lehman Brothers Inc.
Total	9,000,000

SCHEDULE II

Direct and Indirect Subsidiaries

Subsidiary Name	Ownership	Jurisdiction of Incorporation	Jurisdictions Where Qualified to do Business
ADS Alliance Data Systems, Inc.	100%	Delaware	Alabama, Arizona, Arkansas, California, Colorado, Connecticut, District of Columbia, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, Wyoming
Alliance Data Systems, LLC (f/k/a Mutual Energy Service Company, LLC)	100%	Delaware	Ohio, Oklahoma
Alliance Recovery Management, Inc.	100%	Delaware
			Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, West Virginia, Washington, Wisconsin, and Wyoming

II-1

LoyaltyOne, Inc.	100%	Ohio	None
Loyalty Realtime, Inc.	100%	Ohio	None
Enlogix Inc.	100%	Canada	None
Alliance Data L.P (f/k/a Enlogix CIS L.P.)	*	Alberta Canada	None
Loyalty Management Group Canada Inc.	100%	Ontario, Canada	Toronto, Quebec, Alberta, British Columbia
LMG Travel Services Ltd	100%	Ontario, Canada	None
ADS Reinsurance Ltd.	100%	Bermuda	None
ADS Commercial Services, Inc.	100%	Delaware
			Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, West Virginia, Wisconsin, and Wyoming
ADS MB Corporation	100%	Delaware	Texas
World Financial Network National Bank	100%	National Banking Association	None
WFN Credit Company, LLC	100%	Delaware	Ohio
Alliance Data Systems (New Zealand) Limited	100%	New Zealand	None
Financial Automation Limited	100%	New Zealand	None
Financial Automation Marketing Limited	100%	New Zealand	None

*
Enlogix Inc. is a 1% general partner of Alliance Data L.P. and Loyalty Management Group Canada, Inc., is a 99% limited partner in Alliance Data L.P.

II-2

SCHEDULE III

Persons to Enter into Lock-Up Agreements

Stockholders
    Welsh, Carson, Anderson & Stowe VII, L.P.
    Welsh, Carson, Anderson & Stowe VIII, L.P.
    Welsh Carson Anderson & Stowe VI, L.P.
    WCAS Capital Partners III L.P.
    WCAS Capital Partners II L.P.
    WCAS Information Partners, L.P.
    Russell L. Carson
    Patrick J. Welsh
    Thomas E. McInernay
    Andrew M. Paul
 Officers
    J. Michael Parks
    Ivan M. Szeftel
    John W. Scullion
    Michael A. Beltz
    Edward J. Heffernan
    Dwayne H. Tucker
    Alan M. Utay
    Robert P. Armiak
    Michael D. Kubic
    Richard E. Schumacher, Jr.
    James E. Brown
 Directors
    Bruce K. Anderson
    Roger Ballou
    Anthony J. de Nicola
    Daniel P. Finkelman
    Kenneth R. Jensen
    Robert A. Minicucci
    Bruce A. Soll

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SCHEDULE IV

FORM OF LOCK-UP AGREEMENT

April    , 2003

BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON LLC
J.P. MORGAN SECURITIES INC.
ADAMS, HARKNESS & HILL, INC.
CIBC WORLD MARKETS CORP.
LEHMAN BROTHERS INC.
    as Representatives of the
several Underwriters
c/o	Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179
Re: Alliance Data Systems Corporation

Ladies and Gentlemen:

        In consideration of the agreement of the several Underwriters (the "Underwriting Agreement"), for which Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Adams, Harkness & Hill, Inc., CIBC World Markets Corp. and Lehman Brothers Inc. intend to act as Representatives, to underwrite a proposed public offering (the "Offering") of shares of common stock (the "Common Stock") of Alliance Data Systems Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), by the Company and Limited Commerce Corp., as contemplated by a registration statement filed with the Securities and Exchange Commission on Form S-3, the undersigned hereby agrees that the undersigned will not, directly or indirectly, during a period of 180 days from the date of the final prospectus for the Offering (the "Lock-Up Period"), without the prior written consent of Bear, Stearns & Co. Inc., (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow against or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, other than the transfer by the undersigned of any Relevant Security to [for natural persons: [any member of the undersigned's immediate family or to any trust for the direct or indirect benefit of the undersigned or any member of the undersigned's immediate family, provided that any such transferee agrees to be bound by such conditions and executes and delivers to the Underwriters a lock-up agreement in the form hereof dated the date hereof to indicate such agreement. For the sake of clarity, payment of the exercise price of a stock option on a cashless basis, by reducing the number of shares of Common Stock otherwise issuable to the undersigned, shall not be prohibited by the terms of this agreement as long as no shares of Common Stock, or any other Relevant Security, are transferred or otherwise disposed of to a third party in the process, other than the deemed transfer to the Company of such shares of Common Stock that represent the exercise price for the option.]] [for Welsh Carson entities: [any shareholder, partner or member of the undersigned on a pro rata basis in accordance with the respective ownership interests of such shareholders, partners or members in the undersigned, provided that any such transferee agrees to be bound by such conditions and executes and

IV-1

delivers to the Underwriters a lock-up agreement in the form hereof dated the date hereof to indicate such agreement]]. As used herein "Relevant Security" means the Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security.

        The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the transfer books and records of the Company with respect to, any Relevant Securities for which the undersigned is the record holder and, in the case of any such Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on such books and records with respect to, such Relevant Securities.

        The undersigned further agrees that, without the prior written consent of Bear Stearns, from the date hereof until the end of the Lock-Up Period, the undersigned will not exercise and will waive his, her or its rights, if any, to require the Company to register any Relevant Securities and to receive notice thereof.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. It is further understood that, if either the Underwriting Agreement is not executed or does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock, the undersigned will be immediately released without any further action on their or its part from their or its obligations under this letter agreement. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,
Name:

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9,000,000 Shares of Common Stock ALLIANCE DATA SYSTEMS CORPORATION UNDERWRITING AGREEMENT